Exhibit 99.1

Rigel Announces Reverse Stock Split

SOUTH SAN FRANCISCO, Calif., June 25, 2024 /PRNewswire/ -- Rigel Pharmaceuticals, Inc. (Nasdaq: RIGL) today announced that it will effect a reverse stock split of its issued and outstanding shares of common stock at a ratio of 1-for-10 (the “Reverse Stock Split”), effective at 12:01 a.m. Eastern Time on Thursday, June 27, 2024. The company’s common stock will begin trading on a post-split basis on The Nasdaq Global Select Market under the same symbol (RIGL) when the market opens on Thursday, June 27, 2024, with the new CUSIP number 766559702.

The Reverse Stock Split was approved by the company’s stockholders at its Annual Meeting of Stockholders held on May 24, 2024 to be effected by the company’s Board of Directors (the “Board”) within approved parameters. The final ratio was approved by the Board on June 15, 2024. As a result of the Reverse Stock Split, every 10 shares of the company’s pre-split common stock issued and outstanding will be automatically reclassified into one new share of the company’s common stock. This will reduce the number of shares outstanding from approximately 175,582,945 shares to approximately 17,558,294, subject to adjustment due to the payment of cash in lieu of fractional shares. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the company’s equity plans, as applicable. The Reverse Stock Split will not affect the number of authorized shares of common stock or the par value of the common stock.

The primary objective in effectuating the Reverse Stock Split will be to attempt to raise the per-share trading price of the company’s common stock. Rigel believes that the low per-share market price of its common stock impairs the company’s marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the company. Among other benefits, the Reverse Stock Split will also help the company to maintain compliance with the minimum bid continued listing requirement of $1.00 per share required to maintain continued listing on The Nasdaq Global Select Market.

Equiniti Trust Company, LLC, is acting as the exchange agent for the Reverse Stock Split. Registered stockholders holding pre-split shares of the company's common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares in "street name" or via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to the particular processes of such broker, bank, trust or other nominee, and will not be required to take any action in connection with the Reverse Stock Split. Stockholders holding shares of the company's common stock in certificate form will receive a transmittal letter from Equiniti with instructions as soon as practicable after the effective date. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares will receive a cash payment in lieu of such fractional shares.

Additional information regarding the Reverse Stock Split is available on the Form 8-K filed today, as well as in the company’s definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2024, a copy of which is available at www.sec.gov and on the company's website.

About Rigel

Rigel Pharmaceuticals, Inc. (Nasdaq: RIGL) is a biotechnology company dedicated to discovering, developing and providing novel therapies that significantly improve the lives of patients with hematologic disorders and cancer. Founded in 1996, Rigel is based in South San Francisco, California. For more information on Rigel, the company's marketed products and pipeline of potential products, visit www.rigel.com.

Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, future Rigel stock price, expected market impact on Rigel stock, expectations related to the potential and market opportunity of Rigel stock, the effect of the Reverse Stock Split on marketability to and acceptance by institutional investors and other members of the investing public and impressions of the company in the market, the effect of the Reverse Stock Split on Rigel stock and stockholders, our ability to maintain compliance with the Nasdaq continued listing requirements, and Rigel’s future performance. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements can be identified by words such as "plan", "potential", "may", "expects", "will" and similar expressions in reference to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Rigel's current beliefs, expectations, and assumptions and hence they inherently involve significant risks, uncertainties and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with our ability to maintain compliance with Nasdaq's continued listing requirements, including the minimum bid price requirement of $1.00 per share; as well as other risks detailed from time to time in Rigel's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent filings. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Rigel does not undertake any obligation to update forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Contact for Investors & Media:

Investors:
Rigel Pharmaceuticals, Inc.
650.624.1232
ir@rigel.com

Media:
David Rosen
Argot Partners
212.600.1902
david.rosen@argotpartners.com